EXHIBIT 5.1
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                           KIRKPATRICK & LOCKHART LLP
                    201 South Biscayne Boulevard, Suite 2000
                              Miami, FL 33131-2399


                                December 18, 1998

European Micro Holdings, Inc.
4073 N.W. 167th Street, Unit C-25
Miami, Florida  33015

        RE:   EUROPEAN MICRO HOLDINGS, INC.
              REGISTRATION STATEMENT ON FORM S-8 (THE "REGISTRATION STATEMENT")

Gentlemen:

            We have acted as counsel to European Micro Holdings, Inc., a Nevada corporation (the "CORPORATION"), in connection with the preparation of the above-referenced Registration Statement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), relating to the offering and sale by the Corporation of up to 550,000 shares of the Corporation's Common Stock, par value $0.01 per share (the "COMMON STOCK"), pursuant to stock options (the "OPTIONS") granted or to be granted under the Corporation's 1998 Employee Stock Purchase Plan and the Corporation's 1998 Employee Stock Incentive Plan (collectively, the "PLANS"). We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

            We are familiar with the Registration Statement, and we have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

            Based upon the foregoing, we are of the opinion that the 550,000 shares of Common Stock proposed to be sold pursuant to the exercise of Options granted under and in accordance with the terms of the Plans will, when issued, be legally issued, fully paid and nonassessable.

            We consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Kirkpatrick & Lockhart LLP
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                                       Kirkpatrick & Lockhart LLP